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EXHIBIT 23.4

CONSENT OF CHLUMSKY, ARMBRUST & MEYER, LLC

        Chlumsky, Armbrust & Meyer LLC. has reviewed the Registration Statement on Form S-1 and we hereby consent to the use by Golden Minerals Company in connection with its Registration Statement on Form S-1 and related prospectus, and any amendments and supplements thereto (the "Registration Statement"), of our reports, dated January 14, 2010, and all information derived from our reports. We also consent to all references to us in the prospectus contained in such Registration Statement, including under the heading "Experts."

Date: January 22, 2010	CHLUMSKY, ARMBRUST & MEYER, LLC
/s/ Kenneth L. Meyer
	Name:	Kenneth L. Meyer
	Title:	Principal

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  EXHIBIT 23.4
CONSENT OF CHLUMSKY, ARMBRUST & MEYER, LLC